EXHIBIT 4.9 DESCRIPTION OF THE REGISTRANT’S SECURITIES REGISTERED PURSUANT TO SECTION 12 OF THE SECURITIES EXCHANGE ACT OF 1934 As of December 31, 2021, Mohawk Industries, Inc. (the “Company,” “us,” “we,” or “our”) had one class of securities, our common stock, par value $0.01 per share, registered under Section 12 of the Securities Exchange Act of 1934, as amended. Description of Common Stock The following description of our common stock is a summary and does not purport to be complete. It is subject to and qualified in its entirety by reference to our restated certificate of incorporation, as amended (our “certificate of incorporation”), and our restated bylaws (our “bylaws”), which are filed as exhibits to our Annual Report on Form 10-K and are incorporated by reference herein, as well as the applicable provisions of the Delaware General Corporation Law. We encourage you to carefully review our certificate of incorporation, our bylaws and the applicable provisions of the Delaware General Corporation Law for additional information. General The Company is authorized by its certificate of incorporation to issue up to 150,000,000 shares of common stock, par value $0.01 per share and up to 60,000 shares of preferred stock, par value $0.01 per share. No shares of preferred stock have been issued by the Company. All outstanding shares of common stock are validly issued, fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate and issue in the future. Dividend Rights Subject to the rights of the holders of our preferred stock (if any), the holders of our common stock have the right to receive dividends and distributions, whether payable in cash or otherwise, as may be declared from time to time by our board of directors, from legally available funds. However, the Company has not paid dividends on its common stock since its initial public offering. Voting Rights; Classified Board Each share of our common stock entitles the holder to one vote on all matters submitted to a vote of the stockholders. Our bylaws require a director to be elected by a majority of votes cast with respect to such director in uncontested elections. Our certificate of incorporation provides that our board of directors is divided into three classes, consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire board of directors, with each class elected for staggered three-year terms expiring in successive years. To amend, alter or repeal the provision of our certificate of incorporation related to the classification of the board of directors, our certificate of incorporation requires the approval of the holders of not less than 80% of the votes entitled to be cast by the holders of all then outstanding shares of capital stock, voting together as a single class. Our certificate of incorporation does not provide for cumulative voting for the election of directors. Liquidation Rights Subject to the rights of the holders of our preferred stock (if any), in the event of our liquidation, dissolution or winding-up, holders of our common stock are entitled to share equally in the assets available for distribution after payment of all creditors.

No Redemption, Conversion or Preemptive Rights Holders of our common stock have no redemption rights, conversion rights or preemptive rights to purchase or subscribe for our securities. There are no redemption provisions or sinking fund provisions applicable to our common stock. No Restrictions on Transfer Neither our certificate of incorporation nor our bylaws contain any restrictions on the transfer of our common stock. In the case of any transfer of shares, there may be restrictions imposed by applicable securities laws. Other Rights Holders of our common stock will not be subject to further calls or assessments by the Company. Issuance of Common Stock In certain instances, the issuance of authorized but unissued shares of common stock may have an anti-takeover effect. The authority of our board of directors to issue additional shares of common stock may help deter or delay a change of control by increasing the number of shares needed to gain control. Preferred Stock Subject to the restrictions prescribed by law, our board of directors is authorized to fix the number of shares of any series of unissued preferred stock, to determine the designations, preferences, qualifications, limitations, restrictions and special or relative rights granted to or imposed upon any series of unissued preferred stock (including dividend rights (which may be cumulative or non-cumulative), voting rights, conversion rights, redemption rights and terms, sinking fund provisions, liquidation preferences, and any other preferences, qualifications, privileges, options and other relative or special rights and limitations of that series) and, within any applicable limits and restrictions established, to increase or decrease the number of shares of such series subsequent to its issue. Before the Company issues any series of preferred stock, our board will adopt resolutions creating and designating such series as a series of preferred stock. Stockholders will not need to approve these resolutions. The issuance of preferred stock could adversely affect the voting and other rights of holders of our common stock and may have the effect of delaying or preventing a change in control of the Company. Certain Provisions in our Certificate of Incorporation and Bylaws The Company’s certificate of incorporation and bylaws contain a number of provisions that may be deemed to have the effect of discouraging or delaying attempts to gain control of us, including provisions: (i) authorizing the board to issue preferred stock with rights and privileges, including voting rights, as it may deem appropriate; (ii) providing the board of directors with the exclusive power to determine the exact number of directors comprising the entire board, subject to the certificate of incorporation; (iii) authorizing the board of directors or a majority of the directors then in office or the sole remaining director to fill vacancies in the board; (iv) providing that the board of directors be divided into three classes; (v) requiring that any action required or permitted to be taken by our stockholders be taken only at an annual or special meeting and permitting stockholder action by written consent in lieu of a meeting only if all stockholders entitled to vote consent to the proposed action; (vi) providing that special meetings of stockholders may be called only by the board of directors or the chairman of the board; (vii) providing the board of directors with flexibility in scheduling the annual meeting (subject to state law requirements); and (viii) providing that certain of the provisions of the certificate of incorporation and bylaws may be amended by our stockholders only by the affirmative vote of at least 80% of the outstanding voting power of all shares entitled to vote. In addition, the Company’s bylaws establish an advance notice procedure for stockholder proposals to be brought before a meeting of stockholders and for nominations by stockholders of candidates for election as directors at an annual meeting or a special meeting at which directors are to be elected. As described more fully in our bylaws, only such business may be conducted at a meeting of stockholders as has been brought before the meeting by, or at the direction of, our board of directors, or by a stockholder who has given to the Company’s secretary timely written notice, in proper form, of the stockholder’s intention to bring that business before the meeting. The presiding officer at a stockholders’ meeting has the authority to make these determinations. Only persons who are nominated by, or at the direction of, the board of directors, or who are nominated by a stockholder who has given timely written notice, in proper form, to the Company’s secretary prior to a meeting at which directors are to be elected will be eligible for election to the board of directors. In addition to the director nomination process described above, our bylaws permit any stockholder or group of up to 20 stockholders who have maintained continuous qualifying ownership of 3% or more of our outstanding common stock for at least the previous three years to include up to a specified number of director nominees in our proxy materials for an annual meeting. The maximum number of stockholder nominees permitted under the proxy access provisions of our bylaws is the greater of two or 20% of the total number of directors serving on the last day on which a notice of proxy access nomination may be submitted; however, so long as the board is classified, the maximum number of stockholder nominees permitted under the proxy access provisions of the bylaws shall in no case exceed one-half of the number of directors to be elected at such meeting (rounded down to the nearest whole number). Stockholders must give timely written notice to the Company’s secretary, in proper form, to include nominees in the Company’s proxy materials for an annual meeting. With the exception of proxy access, these provisions could make it more difficult for stockholders to raise matters affecting control of the Company, including tender offers, business combinations or the election or removal of directors, for a stockholder vote. Section 203 of the Delaware General Corporation Law The Company is subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes a merger, asset sale or a transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who, together with affiliates and associates, owns (or, in certain cases, within the preceding three years, did own) 15% or more of the corporation’s outstanding voting stock. Under Section 203, a business combination between the Company and an interested stockholder is prohibited unless it satisfies one of the following conditions: • prior to the stockholder becoming an interested stockholder, the board of directors must have previously approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder; • upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the Company outstanding at the time the transaction commenced, excluding, for purposes of determining the number of shares outstanding, shares owned by persons who are directors and officers; or • the business combination is approved by our board of directors and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder.